Exhibit 12.1


                                                       RATIO OF EARNINGS TO FIXED CHARGES

(thousands of EUR, except
    Ratio's)

Dutch GAAP                        Forty Week    Forty Week
                                 Period Ended  Period Ended
                                  October 8,    October 10,
                                     2000           1999       1999        1998      1997         1996       1995
                                 ------------   -----------  --------     --------   -------      -------   -------

        Earnings before income
          tax and minority
          interest                  1,080,667     715,678   1,048,478     772,269    615,645     416,641   301,313
        Fixed charges                 895,677     494,057     670,899     514,545    462,378     298,962   237,303
        Amortization of
          capitalized interest         15,561       8,394      14,216      16,567     11,322       3,377     2,000
        Distributed income of
          equity investees              2,778       2,430       4,182       4,278      4,472       4,541     3,183
        Royal Aholds share of
          pre-tax losses of
          equity investees for
          which charges arising
          from guarantees are
          included                          0           0           0           0          0           0         0
        Adjustments
             Capitalized interest     (15,561)     (8,394)    (14,216)    (16,567)   (11,322)     (3,377)   (2,000)
             Minority interests
               in pre-tax income
               without fixed charges        0           0           0           0          0           0         0

   "Earnings" (Dutch GAAP)          1,979,122   1,212,165   1,723,559   1,291,092  1,082,495     720,144   541,799
                                    =========   =========   =========   =========  =========     =======   =======


          Interest expensed,
            capitalized interest,
            capitalized expenses
            and amortized premiums
            and discounts             583,743     325,003     435,036     336,048    285,867     172,971   134,803
          Estimate of interest
            within rental expenses    311,934     169,054     235,863     178,497    176,511     125,991   102,500
                                      -------     -------     -------     -------    -------     -------   -------

  Fixed Charges                       895,677     494,057     670,899     514,545    462,378     298,962   237,303
                                      =======     =======     =======     =======    =======     =======   =======

  Ratio of earnings to fixed
    charges according to Dutch GAAP     2.21x       2.45x       2.57x       2.51x      2.34x       2.41x     2.28x






                                                     RATIO OF EARNINGS TO FIXED CHARGES

  (thousands of EUR, except
    Ratio's)

US GAAP                           Forty Week    Forty Week
                                 Period Ended  Period Ended
                                  October 8,    October 10,
                                     2000           1999        1999       1998      1997         1996       1995
                                 ------------   -----------   --------   --------   -------      -------   -------
        Earnings before income
          tax and minority
          interest                    855,749     556,733     855,982     593,016    509,824     359,457   284,413
        Fixed charges                 895,677     494,057     670,899      514,545   462,378     298,962   237,303
        Amortization of
          capitalized interest         15,561       8,394      14,216      16,567     11,322       3,377     2,000
        Distributed income of
          equity investees              2,778       2,430       4,182       4,278      4,472       4,541     3,183
        Royal Aholds share of
          pre-tax losses of
          equity investees for
          which charges arising
          from guarantees are
          included                          0           0           0           0          0           0         0
        Adjustments
             Capitalized interest     (15,561)     (8,394)    (14,216)    (16,567)   (11,322)     (3,377)   (2,000)
             Minority interests
               in pre-tax income
               without fixed charges        0           0           0           0          0           0         0

   "Earnings" (US GAAP)             1,754,204   1,053,220   1,531,063   1,111,839    976,674     662,960   524,899
                                    =========   =========   =========   =========    =======     =======   =======

          Interest expensed,
            capitalized interest,
            capitalized expenses
            and amortized premiums
            and discounts             583,743     325,003     435,036     336,048    285,867     172,971   134,803
          Estimate of interest
            within rental expenses    311,934     169,054     235,863     178,497    176,511     125,991   102,500
                                      -------     -------     -------     -------    -------     -------   -------

  Fixed Charges                       895,677     494,057     670,899     514,545    462,378     298,962   237,303
                                      =======     =======     =======     =======    =======     =======   =======

  Ratio of earnings to fixed
    charges according to US GAAP        1.96x       2.13x       2.28x       2.16x      2.11x       2.22x     2.21x

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